Registration No. 33-

As filed with the Securities and Exchange Commission on
March 15, 1995
- -----------------------------------------------------------
- -----------------------------------------------------------
                      FORM S-8

               REGISTRATION STATEMENT
                        UNDER
             THE SECURITIES ACT OF 1933
                    ------------

           HARNISCHFEGER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

          DELAWARE               39-1566457
     (State or other               (I.R.S. Employer
     jurisdiction of               Identification No.)
     incorporation or
       organization)

     13400 Bishops Lane, Brookfield, Wisconsin    53005
     (Address of Principal Executive Offices) (Zip Code)

                    -------------
           HARNISCHFEGER INDUSTRIES, INC.
              1988 INCENTIVE STOCK PLAN
              (Full title of the plan)

                    --------------
                    ERIC B. FONSTAD, ESQ.
  Senior Corporate Counsel and Assistant Secretary
           Harnischfeger Industries, Inc.
                 13400 Bishops Lane
             Brookfield, Wisconsin 53005

       (Name and address of agent for service)

                    (414)671-4400
(Telephone number, including area code, of agent for service)

                    -------------

                         CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- --

                                                  Proposed
                                   Proposed       Maximum
Title of Securities                Maximum        Aggregate Amount of
     to be               Amount to be   Offering Price Offering  Registration
Registered (1)      Registered (2) Per Share (3)  Price (3) Fee
- ----------------------------------------------------------------------------------------------
- -
Common Stock,
$1 par value        1,200,000 shares    $27-3/4         $33,300,000  $11,482.76

- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- --

(1) Including one preferred share purchase right appertaining to each share of Common Stock pursuant to a Rights Agreement dated as of February 8, 1989 between the Registrant and the First National Bank of Boston, as Rights Agent.

(2) Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on March 10, 1995; as reported in The Wall Street Journal.

                       PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                       PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Harnischfeger
Industries, Inc. (the "Registrant") (Commission File No. 1-
9299) with the Securities and Exchange Commission (the
"Commission") pursuant to Section 13 of the Securities
Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1994;

     (b)  Current Report on Form 8-K dated March 25,
          1992, including specifically the description of the Registrant's Common Stock in item 5 thereof, which updates the description contained in the Registrant's Statement on Form
          8-B filed on October 20, 1986.

     (c)  Current Reports on Form 8-K dated November 29,
          1994, January 16, 1995, January 20, 1995,
          February 17, 1995, March 13, 1995 and March 14,
          1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934
Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the
State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Section 14 of Article III of the Registrant's Bylaws provides for indemnification of any director, officer, employee or agent of the Registrant, or any person serving in the same capacity in any other enterprise at the request of the Registrant, under certain circumstances. Article 6 of the Registrant's Certificate of Incorporation eliminates the liability of directors of the Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its stockholders, as permitted by Section
102(b)7 of the Delaware General Corporation Law.

     The Registrant is insured against certain liabilities which it may incur by reason of Section 14, Article III, of its Bylaws. In addition, officers and directors are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.

Item 7.  Exemption from Registration Claimed.

     Not applicable

Item 8.  Exhibits

     See Exhibit Index following Signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by
               section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration
Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (h) Reference is made to the indemnification provisions referred to in Item 6 of the Registration
Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on March 15, 1995.

                    HARNISCHFEGER INDUSTRIES, INC.
                    (Registrant)


                    By: /s/ FRANCIS M. CORBY, JR.
                    ------------------------------
                        Francis M. Corby, Jr.
                        Executive Vice President for
                        Finance and Administration


                  -----------------

                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Jeffery T. Grade and Francis M. Corby, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                    -------------

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                          Title

/s/JEFFERY T. GRADE                Chairman and Chief
- --------------------------         Executive Officer
Jeffery T. Grade

/s/FRANCIS M. CORBY, JR .          Executive Vice
- --------------------------         President for
Francis M. Corby, Jr.              Finance and
Administration

/s/JAMES C. BENJAMIN               Vice President and
- --------------------------         Controller
James C. Benjamin

**                            Director
- --------------------------
Donna M. Alvarado

**                            Director
- --------------------------
John D. Correnti

                              Director
- --------------------------
Don H. Davis, Jr.

**                            Director
- --------------------------
Harry L. Davis

**                            Director
- --------------------------
Robert M. Gerrity

**                            Director
- --------------------------
Robert B. Hoffman

**                            Director
- --------------------------
Ralph C. Joynes

**                            Director
- --------------------------
Herbert V. Kohler, Jr.

**                            Director
- --------------------------
Jean-Pierre Labruyere

**                            Director
- --------------------------
Robert F. Schnoes

**                            Director
- --------------------------
Donald Taylor


                  ----------------

          * Each of these signatures is affixed as of March 15, 1995.

          **Francis M. Corby, Jr., by signing his name hereto, does hereby sign and execute this registration statement on behalf of each of the above-named Directors of Harnischfeger Industries, Inc. pursuant to the above power of attorney executed by each of such Directors.

                              March 15, 1995

By:  /s/ Francis M. Corby, Jr.
- ---------------------------------------
Francis M. Corby, Jr., Attorney-in-Fact



           HARNISCHFEGER INDUSTRIES, INC.
                 (the "Registrant")
            (Commission File No. 1-9299)

                    EXHIBIT INDEX
                         TO
           FORM S-8 REGISTRATION STATEMENT

Exhibit                                 Incorporated Herein Filed     Sequential
Number    Description                        by Reference To          Herewith Page No.

4.1(a)    Certificate of Incorporation of    Exhibit 28.1(a) to
          Harnischfeger Industries, Inc.     Registrant's Current
          dated September 16, 1986      Report on Form 8-K
                                        dated March 25, 1992.

4.1(b)    Certificate of Designations of     Exhibit 28.1(b) to
          Preferred Stock, Series D          Registrant's Current
                                        Report on  Form 8-K
                                        dated March 25, 1992

4.1(c)    Certificate of Amendment of        Exhibit 4.1(c) to
          Certificate of Incorporation       Registrant's Registra-
          of Harnischfeger Industries,       tion Statement on Form
          Inc., dated November 28, 1994      S-8 filed January 9,
                                        1995, File No. 33-57209

4.2       Rights Agreement dated as of       Exhibit 1 to Registrant's
          February 8, 1989 between           Registration Statement on
          Harnischfeger Industries, Inc.     Form 8-A filed on February
          and The First National Bank of     9, 1989
          Boston, as Rights Agent, which
          includes as Exhibit A the
          Certificate of Designations of
          Preferred Stock, Series D, setting
          forth the terms of the Preferred
          Stock, Series D; as Exhibit B the
          Form of Rights Certificate; and as
          Exhibit C the Summary of Rights to
          Purchase Preferred Stock, Series D.

4.3       Bylaws of Harnischfeger Industries,     Exhibit 4(d) to Registrant's
          Inc., as amended on March 6, 1995  Registration Statement on
                                        Form S-3, File No. 33-57979

5*

23.1      Consent of Price Waterhouse                                 X

23.2      Consent of Arthur Andersen                                  X

24        Powers of Attorney                                Signature Page
                                                            to this
                                                            Registration Statement

99.1      Harnischfeger Industries, Inc. 1988 Incentive                    X
          Stock Plan (as amended March 6, 1995)


- ----------------------------------------------------------------------------------------------

          * No opinion of counsel is being filed herewith because there is no present intention to use original issuance securities for purposes of the Plan.




                                   EXHIBIT 23.1

         CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 5, 1994 relating to the consolidated financial statements of Harnischfeger Industries, Inc., which appears in the Current Report on Form 8-K of Harnischfeger Industries, Inc. dated March 13, 1995.


PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
March 15, 1995


                                   EXHIBIT 23.2


      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
March 25, 1994 included in Harnischfeger Industries, Inc.'s
Form 8-K dated March 13, 1995.


ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
March 15, 1995






                              EXHIBIT 99.1


HARNISCHFEGER INDUSTRIES, INC. 1988 INCENTIVE STOCK PLAN
            (as amended March 6, 1995)

   HARNISCHFEGER INDUSTRIES, INC. 1988 INCENTIVE STOCK PLAN

                  Table of Contents
          Article                                     Page

     1    Introduction                             1

               1.1    Plan Name, Effective Date         1
               1.2    Purpose                           1
               1.3    Plan Administrator                2
               1.4    Company Shares Reserved for
                       the Plan                         2

     2         Administration of the Plan               3

               2.1    Plan Administrator                3
               2.2    Plan Administrator's Powers  3
               2.3    Actions by Plan
                         Administrator                  5

     3         Plan Participants                        5

               3.1    Eligibility                       5
               3.2    Participation                     6
               3.3    Grant Date                        7

     4         Terms and Conditions of Options and
                Stock Appreciation Rights               7

               4.1    Terms and Conditions of
                         Options                        7
               4.2    Terms and Conditions of
                         Stock Appreciation
                         Rights                        10
               4.3    Method of Exercising Options
                       and Stock Appreciation
                         Rights                        12

     5         Terms and Conditions of Restricted
                         Company Shares                13

               5.1    Terms and Conditions of
                         Restricted Company
                         Shares                        13
               5.2    Vesting                          14
               5.3    Forfeitures                      14
               5.4    Issuance of Share
                         Certificates                  14

     6         General Provisions                      15

               6.1    Stockholder Rights               15
               6.2    Listing, Registration and
                         Compliance with Laws
                         and Regulations               15
               6.3    Non-Transferability of
                         Options, Stock
                         Appreciation Rights,
                         and Restricted
                         Company Shares                16
               6.4    Adjustments for Changes in
                       Company Shares                  17
               6.5    Loan Agreement Restrictions      17
               6.6    Indemnification                  17
               6.7    Withholding of Taxes             18
               6.8    No Employment Rights
                         Conferred                     19
               6.9    Notice of Early Disposition
                         of Company Shares             19
               6.10   Cancellation of Options          19
               6.11   Continued Availability of
                         Company Shares Under
                         Unexercised Options and
                         Forfeited Restricted
                         Stock Grants                  19
               6.12   No Strict Construction           20
               6.13   Choice of Law                    20
               6.14   Successors                       21
               6.15   Severability                     21

     7           Amendment and Termination             21

               7.1    Amendment                        21
               7.2    Termination                      21



HARNISCHFEGER INDUSTRIES, INC. 1988 INCENTIVE STOCK PLAN

                      ARTICLE 1

                    Introduction

          1.1 Plan Name, Effective Date.  Harnischfeger
Industries, Inc. 1988 Incentive Stock Plan (the "Plan") is established effective February 8, 1988 by Harnischfeger
Industries, Inc. (the "Company").

          1.2 Purpose. The purpose of the Plan is to provide key employees of the Company and its subsidiaries with additional incentive to increase their efforts on the Company's behalf and to remain in or enter into the employ of the Company and its subsidiaries by granting to such employees from time to time, at the discretion of the plan administrator:

               (a) incentive stock options (within the
          meaning of Section 422(b) of the Internal
          Revenue Code of 1986, as amended (the "Code")) to purchase shares of common stock of the Company ("Company Shares"),

               (b) nonqualified stock options (meaning
          all options granted under the Plan which are not designated by the plan administrator at the time of grant as incentive stock options) to purchase Company Shares,

               (c) stock appreciation rights, but only
          in connection with incentive stock options and nonqualified stock options granted under the Plan, and

               (d)  restricted Company Shares, according
          to the terms of Article 5.

By virtue of the benefits available under the Plan, employees who are responsible for the future growth and continued success of the Company have an opportunity to participate in the appreciation in the value of Company
Shares, which furnishes such employees with an additional incentive to work for and contribute to such appreciation through the growth and success of the Company.

          1.3 Plan Administrator.  As provided in Article
2, the Plan is administered by a committee of two or more members of the Board of Directors of the Company (the "plan administrator").

          1.4 Company Shares Reserved for the Plan.
3,480,000 Company Shares (which may be authorized and
unissued shares or treasury shares and which number is
subject to adjustment as provided in Section 6.4) shall be
reserved for issuance under the Plan, reduced by the sum of
the following:  (i) all Company Shares which are purchased
after 1987 upon the exercise of purchase options at any
time granted under the Harnischfeger Industries, Inc.  1978
Incentive Stock Plan (the "1978 Plan") or this Plan, (ii) all Company Shares for which payment of incremental value is made after 1987 by reason of the exercise of stock appreciation rights at any time granted under the 1978 Plan or this Plan to the extent of a) the Company Shares received upon such exercise of stock appreciation rights and b) the number of Company Shares subject to incentive stock options granted in tandem with any such stock appreciation rights, (iii) the number of Company Shares determined by dividing the value of the cash or other consideration issued by the Company by reason of a surrender after 1987 of any option by the per share market value on the surrender date (provided that if a new option is substituted for a surrendered option, the new option will (regardless of the exercise price prescribed therein) be deemed to have a value of zero for purposes of this clause (iii)) and (iv) the number of restricted Company
Shares granted and not forfeited.

                      ARTICLE 2

             Administration of the Plan

          2.1 Plan Administrator.  The Plan is
administered by a committee consisting of two or more directors of the Company appointed by the Board of Directors of the Company, each of whom has not, during the one year prior to or during service as an administrator of the Plan, been granted or awarded equity securities of the Company pursuant to the Plan or any other plan of the Company other than a plan meeting the requirements of paragraphs (c)(2)(i)(A)-(D) of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934 as amended.

Subject to the foregoing, the Board of Directors of the Company shall have the power to determine the number of plan administrative committee members and to change such number from time to time. The Board of Directors may from time to time appoint members who qualify under the above criteria to the plan administrative committee in substitution for, or (where the number of members has been increased) in addition to, members previously appointed and may fill vacancies, however caused. Any plan administrative committee member may be removed by the Board of Directors at any time without cause. No individual may be appointed as a committee member who shall not be a director of the Company at the time of such appointment.
An individual shall automatically cease to be a plan administrative committee member at the time such individual ceases to be a director of the Company.

          2.2 Plan Administrator's Powers. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the plan administrator elsewhere in the Plan, the plan administrator shall have the following powers, rights an duties:

               (a) To determine (i) the key employees of the Company and its subsidiaries to whom restricted Company Shares, incentive stock options, nonqualified stock options and stock appreciation rights shall be granted (provided that no restricted Company Shares, option or stock appreciation rights may be granted to an individual at a time when the individual owns, or would own after the grant of such Company Shares or the exercise of such option, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company),
          (ii) the time or times at which such restricted
          Company Shares, options and stock appreciation rights shall be granted (provided that no restricted Company Shares, options and no stock appreciation rights may be granted after January
          31, 1998), and (iii) the number of Company Shares to be granted as restricted Company Shares or to be covered under each incentive stock option or nonqualified stock option and any related stock appreciation right granted under the Plan, provided that the aggregate number of Company
          Shares that may be granted from time to time to any participant under the Plan, whether as restricted Company Shares or to be covered under incentive stock options or nonqualified stock options, may not exceed 350,000 shares. The share equivalent (determined by dividing the applicable cash amount by the fair market value of a Company Share on the date of the applicable payment) of any cash received by a participant upon the exercise of stock appreciation rights granted under the Plan shall reduce the foregoing
          350,000 limitation on a share for share basis.

               (b) To establish all of the terms and
          conditions governing the rights and obligations of a key employee with respect to any such restricted Company Shares, incentive stock option, nonqualified stock option or stock appreciation right granted to such employee, including but not limited to (i) the option price of Company Shares covered under each such option or stock appreciation right (which option price shall not be less than 100 percent of the fair market value of a Company Share on the date the applicable option is granted) and whether upon the exercise of an option such price may be paid in cash or Company Shares, or partially in each, (ii) the length of the period during which an option or stock appreciation right may be exercised, (iii) the time or times during each such applicable period when each option or stock appreciation right may be partially or fully exercised, including the power to accelerate the exercisability of any previously granted option or stock appreciation right, (iv) whether a stock appreciation right which has been exercised shall be partially or fully paid by the issuance of Company Shares, (v) any conditions precedent to be satisfied before an option or a stock appreciation right may be exercised, (vi) any restrictions on resale of any Company Shares received as restricted
          Company Shares or on exercise of an option or stock appreciation right and whether the Company shall have any repurchase rights with respect to such Company Shares, (vii) the form of the instruments evidencing any option or stock appreciation right granted under the Plan or effecting an exercise by a holder thereof of any option or stock appreciation right, and the form of the instruments evidencing the granting of restricted Company Shares, and (viii) the vesting schedule applicable to each grant of restricted Company Shares and whether the vesting schedule for a restricted Company Share shall be accelerated at any time.


               (c) To construe and interpret the Plan
          and the terms of restricted Company Shares, options and stock appreciation rights granted under the Plan, to adopt, amend and rescind such rules and regulations as may be necessary for the efficient administration of the Plan and as are consistent with its terms, and to remedy ambiguities, inconsistencies or omissions.

Each action taken and decision made by the plan administrator within the scope of the authority delegated to it by this Plan or by the Board of Directors shall be binding and conclusive on all persons interested in the Plan.
          2.3 Actions by Plan Administrator. The plan administrator shall hold its meetings at such times and places as it may determine and may make such rules and regulations for the conduct of its business as it considers advisable. A majority of the members of the plan administrative committee shall constitute a quorum and any action taken by a majority of the members present at a meeting at which a quorum of members is present shall be considered an act of the plan administrator. The plan administrator also may take fully effective actions by a written instrument signed by a majority of the members of the plan administrative committee. The plan administrative committee may select one of its members as its chairman and may appoint a secretary of the committee (who need not be a member of the committee).

                      ARTICLE 3

                  Plan Participants

          3.1 Eligibility. Each key employee of the Company and its subsidiaries shall be eligible to be designated by the plan administrator as the recipient of restricted Company Shares, an incentive stock option or nonqualified stock option and stock appreciation rights under the Plan. In making determinations as to the employees to be granted restricted Company Shares, options and stock appreciation rights, the plan administrator may take into account the nature of the services rendered or expected to be rendered by the respective employees, their present and potential contributions to the Company's success, the anticipated number of years of service remaining and such other factors as the plan administrator in its discretion considers relevant. The term "key employee" shall include officers as well as other employees of the Company and its subsidiaries (including employees who also are directors of the Company or one of its subsidiaries) who have managerial, supervisory, professional, engineering or similar responsibilities.
Neither any member of the plan administrative committee nor any member of the Board of Directors who is not an employee of the Company or its subsidiaries shall be eligible to be granted an option, any stock appreciation rights or restricted Company Shares under the Plan.

          3.2 Participation. The plan administrator may from time to time grant to key employees restricted Company
Shares, incentive stock options to purchase Company Shares, nonqualified stock options to purchase Company Shares and, in addition at its sole discretion, stock appreciation rights in connection with such incentive stock options or nonqualified stock options. The plan administrator may grant more than one restricted Company Share, option or stock appreciation right to the same key employee. Each stock appreciation right granted under the Plan must be granted in connection with all or a portion of an incentive stock option or nonqualified stock option granted under the Plan. However, a stock appreciation right may be granted concurrently with the granting of an option or at any time thereafter during the term of the option; provided that at the time of such grant the individual to whom the stock appreciation right is granted is a key employee of the Company or of one of its subsidiaries. No restricted
Company Share, option or stock appreciation right may be granted to any key employee who on the effective date of the grant is not in the employ of the Company or one of its subsidiaries. (Key employees who have received grants of restricted Company Shares or options under the Plan are sometimes referred to herein as "participants"). The
Company will from time to time grant to such key employees as may be selected by the plan administrator the restricted
Company Shares, options and stock appreciation rights designated to be granted by the plan administrator, subject to the terms and conditions established by the plan administrator and the terms and conditions herein provided.

          3.3 Grant Date. The effective date of the grant of a restricted Company Share, option or stock appreciation right (the "grant date") shall be the date specified by he plan administrator in its determination or designation relating to the granting of such restricted
Company Shares, option or stock appreciation right:
provided that the plan administrator may not designate a grant date with respect to any restricted Company Shares, option or stock appreciation right which is earlier than the date on which the granting of such share, option or stock appreciation right is approved by the plan administrator.

                      ARTICLE 4

Terms and Conditions of Options and Stock Appreciation
Rights

          4.1 Terms and Conditions of Options. As provided in Section 2.2, options granted under the Plan shall be in such quantity, at such price, subject to such terms and conditions and evidenced in such form as shall be determined from time to time by the plan administrator;
provided that all options shall in any event be subject to the following terms and conditions:

               (a) Option Price.  The option price per
          Company Share, which may be different in each
          case, shall be fixed by the plan administrator
          at or before the time the plan administrator
          approves the granting of the   option.
          However, no option shall have an option price per Company Share of less than 100 percent of the fair market value of a Company Share on the grant date of the option. For this purpose
          "fair market value" of a Company Share as of any date shall be determined in such manner as shall be prescribed in good faith by the plan administrator; provided that in the absence of specific instructions by the plan administrator to the contrary, the fair market value of a Company Share as of any date shall be equal to the last per share sales price reported for a Company Share for such date in The Wall Street
          Journal or, if no sales of Company Shares are reported for such date in The Wall Street
          Journal, for the next succeeding date for which sales of Company Shares are so reported in The
          Wall Street Journal.

               (b) Term and Exercisability of Options.
          The term of each option granted under the Plan shall be for a period not exceeding ten years from the grant date, as established by the plan administrator at or before the time the plan administrator grants the option. No option shall be exercisable (i) during the first six full calendar months commencing on or after the grant date, (ii) following the exercise of a stock appreciation right related to such option
          (but only to the extent the stock appreciation right or portion thereof that has been exercised covered the same Company Shares that were covered by the option), or (iii) on or following the tenth anniversary of the grant date (or any earlier date which is the day following the last day of the term of the option). Unless the plan administrator determines otherwise in the original terms of an option, and subject to subsection (d) next below and other applicable provisions of the Plan, each option shall become exercisable in accordance with the following table based upon the number of full calendar months elapsed from the grant date of the option:

     If the Number of              The Percentage of
     Full Calendar Months          Company Shares
     Elapsed From the              Covered By the
     Grant Date Equals             Option Shall Be
     --------------------          ------------------

     Less than 6 months                 0

     At least 6 months but
     less than 18 months                25%

     At least 18 months but
     less than 30 months           50%

     At least 30 months but
     less than 42 months           75%

     42 months or more                 100%

          Further, unless the plan administrator
          determines otherwise, in the case of a
          participant who will reach his "normal
          retirement date" (as defined in Harnischfeger
          Corporation Salaried Employees Retirement Plan) less than 42 months from the grant date of an option, the number of Company Shares which shall become exercisable at the beginning of each twelve calendar month period subsequent to the initial six calendar month period commencing on or following the grant date shall be the total number of Company Shares specified in the option multiplied by a fraction, the numerator of which is 100% and the denominator of which is the whole number (but not less than one) of complete twelve month periods between the date following such initial six calendar month period and the participant's normal retirement date.

               (c) Special Incentive Stock Option Terms.
          The terms of each incentive stock option granted under the Plan shall include those terms which are required by Section 422 of the Code and such other terms not inconsistent therewith as the plan administrator may determine. Each option which is designated by the plan administrator as an incentive stock option shall be considered to have contained from the outset such terms and provisions as shall be necessary to entitle such intended incentive stock option to the tax treatment afforded by the Code to incentive stock options under Section 422 of the Code. If any agreement covering such an intended incentive stock option granted under the Plan does not explicitly include any terms required to entitle such intended incentive stock option to the tax treatment afforded by the Code to incentive stock options, then all of such required terms and provisions shall be considered implicit in such agreement and such intended incentive stock option shall be considered to have been granted subject to such required terms and conditions.

               (d) Early Terminations of Options. If a
          participant ceases to be employed by the Company and all of its subsidiaries prior to the end of the six full months commencing on the grant date of an option, the option shall terminate effective as of the date of the participant's termination of employment and no portion of the terminated option shall be exercisable after that date. If a participant's termination of employment occurs following the six full months commencing on or after the grant date of an option the following shall apply with respect to such option:

                    (i) Except as provided in (iii) and
               (iv) below, the participant shall, during the three months commencing on his date of termination of employment, have the right at his discretion to partially or fully exercise the unexercised portion of the option which was exercisable at the time of his termination of employment.

                    (ii) If a participant shall die
               prior to his termination of employment or following his termination of employment but within the three month period described in subparagraph (i) next above, the unexercised portion of the option which was exercisable at the time of the participant's death may be partially or fully exercised within the twelve month period commencing on the date of the participant's death by the participant's estate or by any person who has acquired the right to exercise such option by bequest or inheritance or by reason of the laws of descent and distribution.

                    (iii) If a participant's employment
               is terminated by the Company or any of
               its subsidiaries for cause, any
               unexercised portion of an option granted to the participant shall terminate effective as of the participant's date of termination of employment and no portion thereof shall be exercisable thereafter.
               For this purpose, termination "for cause" means termination as a result of the failure of the participant to carry out the duties assigned to him as a result of his incompetence, willful neglect or willful serious misconduct, as determined by the Company.

                    (iv) Notwithstanding the foregoing,
               the unexercised portion of any option
               shall, to the extent permitted by
               applicable law, terminate immediately
               upon the employment of a participant by a competitor of the Company or of one of its subsidiaries.

          4.2 Terms and Conditions of Stock Appreciation
Rights. As provided in Section 2.2, stock appreciation rights granted under the Plan shall be subject to such terms and conditions and shall be evidenced by agreements in such form as shall be determined from time to time by the plan administrator. In general (i) stock appreciation rights shall be exercisable at such time or times and to the extent that the incentive stock option or nonqualified stock option, or portion thereof, to which the stock appreciation right is related is exercisable, and (ii) upon the termination, exercise or expiration of an option or portion thereof to which a stock appreciation right is related, such stock appreciation right shall terminate and shall not thereafter be exercisable. However, notwithstanding that the option or portion thereof related to a stock appreciation right may be exercisable, each stock appreciation right may be exercised only during a window period (as described below), a stock appreciation right may not be exercised until after the end of the six full calendar months commencing on or after the date such stock appreciation right is granted (except that this limitation shall not apply in the case of the death or disability of a participant if the option or portion thereof to which the stock appreciation right is related is exercisable) and a stock appreciation right related to an incentive stock option shall not be exercisable on any date on which the fair market value of a Company Share is less than the option price provided for in the related incentive stock option. A stock appreciation right granted to a participant shall entitle the participant upon his exercise of such right to surrender the related option or portion thereof and receive an amount (herein called the "incremental value") equal to the excess of the fair market value on the date of such exercise of the Company Shares subject to such surrendered option or portion thereof over the option price of such Company Shares as provided in such option. The incremental value shall be paid by the Company all in cash, all in Company Shares or in any combination of cash and Company Shares, as the plan administrator shall determine in its sole discretion, which determination shall be made after considering any preference expressed by the participant exercising the stock appreciation right. Any participant who wishes to express such a preference shall notify the plan administrator in writing of his preference and, if such participant expresses a preference to receive cash in whole or in part, such writing shall be delivered to the Company, in care of the plan administrator, during the period (hereinafter the "window period") beginning on the third business day following the date of release for publication of an annual or quarterly summary statement of the sales and earnings of the Company and its consolidated subsidiaries and ending on the twelfth business day following such date. In the event a participant does not duly notify the plan administrator of any preference, and in the absence of any express determination by the plan administrator to the contrary, each payment of incremental value which shall become due by reason of any exercise of a stock appreciation right shall be made in cash. In the event any Company Shares shall be delivered to satisfy all or any part of any incremental value obligation arising by reason of any exercise of a stock appreciation right, the dollar amount of such obligation satisfied by such delivery of Company Shares shall be considered to be equal to the fair market value of a Company Share as of the date of exercise multiplied by the number of Company Shares delivered. No fractional Company Shares shall be issued to make any payment of incremental value, and the cash and Company Shares payable in each case shall be adjusted in such manner as shall be prescribed by the plan administrator to avoid the issuance of any fractional
Company Shares. Upon exercise of a stock appreciation right and surrender of the related option or portion thereof, such option, to the extent surrendered, shall be considered to have been exercised and shall not thereafter be exercisable, and to the extent Company Shares covered under the option have not been used to pay the incremental value, such Company Shares shall no longer be reserved under the Plan.

          4.3 Method of Exercising Options and Stock
Appreciation Rights. An option shall be exercised by a written notice to the plan administrator and payment of the option price to the Company, in care of the plan administrator. Payment of the option price may be made, at the discretion of the optionee, (i) in cash (including check, bank draft, or money order, (ii) by delivery of Company Shares (valued at the fair market value thereof on the date of exercise) or (iii) by delivery of a combination of cash and common stock provided, however, that the plan administration may, in any instance, in order to prevent any possible violation of law, require the option price to be paid in cash and further provided that the right to deliver Company Shares in payment of the option price may be limited or denied in any option agreement. A stock appreciation right shall be exercised by written notice to the plan administrator at such time as is permitted in accordance with the provisions of Section 4.2 and by surrender of the option or portion thereof to which the stock appreciation right relates. At the time or exercise of an option or stock appreciation right a participant may request that Company Shares to be issued with respect to the exercise of the option or which may be issued with respect to the exercise of the stock appreciation right be issued in the name of the participant and another person jointly with right of survivorship.


                      ARTICLE 5

  Terms and Conditions of Restricted Company Shares

          5.1 Terms and Conditions of Restricted Company
Shares. As provided in Section 2.2, Company Shares granted under the Plan shall be subject to such terms, conditions and restrictions, and shall be evidenced by such agreements as shall be determined from time to time by the plan administrator. All grants of Company Shares shall in any event be subject to the following terms, conditions and restrictions:
               (a)  The purchase price, if any, will be
          determined by the plan administrator.

               (b)  Restricted Company Shares may be
          subject to restrictions on the sale or other disposition thereof, rights of the Company to reacquire such restricted Company Shares at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods, representation by the employee that he or she intends to acquire restricted Company Shares for investment and not for resale, and such other restrictions, conditions and terms as the plan administrator deems appropriate.

               (c)  The participant shall be entitled to
          all dividends paid with respect to restricted
          Company Shares during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the restricted Company Shares.

               (d)  The participant shall be entitled to
          vote the restricted Company Shares during the period of restriction.

               (e)  The plan administrator shall
          determine whether restricted Company Shares are to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.


          5.2 Vesting. Each participant shall be vested in the Company Shares granted under this Article 5 according to such schedule and such performance factors affecting vesting as the plan administrator determines at the time of grant. As provided in Section 2.2, the plan administrator shall have the power to accelerate the vesting schedule. Whenever the term "vested" or "fully vested" are used in this Plan with reference to restricted
Company Shares, the meaning of those terms shall be determined by reference to the vesting schedule.

          5.3 Forfeitures. If a participant terminates employment before his Company Shares are vested or before fulfillment of the applicable performance factors, the participant shall forfeit such Company Shares under terms established by the plan administrator and they shall again be available for issuance under Section 1.4.

          5.4 Issuance of Share Certificates. Share certificates for the number of restricted Company Shares granted will be issued in the name of each participant at the time of grant and shall be delivered pursuant to subsection 5.1(e). A participant may request that Company
Shares be issued in the name of the participant and another person jointly with right of survivorship.


                      ARTICLE 6

                 General Provisions

          6.1 Stockholder Rights. A participant shall not have any dividend, voting or other stockholder rights by reason of a grant of an option or a grant of a stock appreciation right prior to the issuance of any Company
Shares pursuant to the proper exercise of all or any portion of such option or stock appreciation right. A participant shall have dividend, voting and other stockholder rights with respect to restricted Company
Shares except as provided in Section 6.3 or otherwise provided at the time of grant.


          6.2 Listing, Registration and Compliance with
Laws and Regulations. Each restricted Company Share, option and stock appreciation right granted to a participant shall be subject to the condition that the Company shall not be obligated to issue any Company Shares to the participant regardless of whether such participant attempts to exercise or has exercised the option or stock appreciation right, in whole or in part, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of Company
Shares subject to such grant, option or stock appreciation right upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition or, or in connection with, the granting of such restricted
Company Share, option or stock appreciation right or the issue or purchase of Company Shares thereunder unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not by reason of the granting of any restricted
Company Share, option or stock appreciation right under this Plan have any obligation to register the Company
Shares subject to such option under the Securities Act of 1933, as amended, or to maintain in effect any registration of such Company Shares which may be made at any time under such Act. In this connection, the form of restricted
Company Share, stock option and stock appreciation right agreements to be used under the Plan may provide, among other things, that a participant shall represent that all Company Shares are being purchased for investment and not with a view to resale in connection with a distribution of such Company Shares.

          6.3 Non-transferability of Options, Stock
Appreciation Rights and Restricted Company Shares. During a participant's lifetime any option or stock appreciation right granted under the Plan shall be exercisable only by the participant and shall not be transferred (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an option or stock appreciation right, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, such option or stock appreciation right shall immediately become null and void. Company Shares granted under the provisions of Article 5 shall not be transferred until such Shares have become fully vested and nonforfeitable, and any attempt to sell, assign, pledge, hypothecate or otherwise encumber such Shares shall result in their forfeiture according to the terms of Section 5.3.

          6.4 Adjustments for Changes in Company Shares.
In order to prevent dilution or enlargement of restricted
Company Shares, options or stock appreciation rights, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Company Shares, the Board of Directors shall make appropriate changes in the aggregate number and type of Company Shares reserved for grant as restricted Company Shares, options and stock appreciation rights under this Plan, in the number and type of Company Shares subject to grant as restricted Company
Shares and subject to unexercised options and stock appreciation rights, in the option price per Company Share specified in unexercised options and in stock appreciation rights relating to unexercised options.

          6.5 Loan Agreement Restrictions. Each option and stock appreciation right shall be subject to the condition that the Company shall not be obliged to (i) issue any Company Shares to a participant, regardless of whether such participant attempts to exercise or has exercised an option or stock appreciation right, in whole or in part, or (ii) make any payment to a participant upon the surrender of a stock appreciation right, if at any time the Board of Directors shall determine, in its discretion, that the issuance of such Company Shares or the payment of cash would be in violation of any covenant contained in any of the Company's loan agreements or other contracts, as now or from time to time hereafter in effect.

          6.6 Indemnification. No member of the plan administrative committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the committee relating to the Plan. Service on the plan administrative committee shall constitute service as a director of the Company so that members of the plan administrative committee shall be entitled to indemnification and reimbursement as directors of the Company to the full extent provided for at any time by law, the Company's Certificate of Incorporation, the Company's
By-Laws and in any insurance policy or other agreement intended for the benefit of the Company's directors.

          6.7 Withholding of Taxes. The Company shall be entitled, if the plan administrator considers it necessary or desirable, to withhold (in cash or Company Shares), or secure payment from the participant in lieu of withholding, the amount of any withholding or other payment required of the Company under the tax withholding provisions of the Code, any state's income tax act or any other applicable law with respect to any amount payable and Company Shares issuable under such participant's exercised options or stock appreciation rights or as restricted Company Shares, provided, however, that with respect to any Section 16
Officer (as defined below) any decision by the Company to withhold Company Shares and any withholding of Company
Shares by the Company from a Section 16 Officer shall only be made during a window period and provided further that no Company Shares shall be withheld under the provisions of this Section 6.7 that are issuable under options, stock appreciation rights or restricted stock granted to the
Section 16 Officer less than six months before the date either the decision to withhold or the withholding is to take place. A Section 16 Officer is a participant who is or at any time during the prior six months has been designated by the Company as a Section 16 Officer for purposes of Section 16 of the Securities Exchange Act of 1934. Subject to the discretion of the Company, no distribution will be made to the participant until all tax withholding obligations have been satisfied and, if Company
Shares are withheld pursuant to this Section 6.7, until the window period during which the Company Shares are withheld.

          6.8 No Employment Rights Conferred. Nothing in the Plan or in any option, stock appreciation right or restricted Company Share granted under the Plan shall confer any right on an employee to continue in the employ of the Company or any subsidiary or shall interfere in any way with the right of the Company or any subsidiary at any time to terminate his employment with or without cause or to adjust his compensation.

          6.9 Notice of Early Disposition of Company
Shares. As a condition of participation in the Plan each participant agrees that he will give prompt notice to the plan administrator of any disposition of Company Shares acquired upon the exercise of an incentive stock option if such disposition occurs within either two years after the grant date of an incentive stock option or one year after the receipt of such Company Shares by the participant following his exercise of the incentive stock option.

          6.10  Cancellation of Options.  By express
written agreement a participant and the plan administrator may agree that any previously granted option is thereby canceled as of the date of the agreement and, at its discretion, the plan administrator may subsequently grant to such a participant who has voluntarily surrendered and canceled a prior option one or more new or substitute similar or different options under the plan.

          6.11 Continued Availability of Company Shares
Under Unexercised Options and Forfeited Restricted Stock
Grants. If an option granted under the Plan terminates or expires without being wholly exercised, if Company Shares as to which an option has been exercised shall for any reason not be issued, or if restricted Company Shares are forfeited, restricted Company Shares or a new option (and at the discretion of the plan administrator a related stock appreciation right) may be granted under the Plan covering the number of Company Shares to which such termination, expiration, forfeiture, failure to issue or reacquisition relates; provided, however, that to the extent Company
Shares are issued in connection with the exercise of a stock appreciation right or a stock appreciation right granted in connection with an incentive stock option is exercised, the related option shall, solely for purposes of determining the total number of Company Shares available for grant under the Plan, be deemed to have been exercised, and the Company Shares issued upon the exercise of such stock appreciation right or which otherwise would have been issued upon the exercise of an incentive stock option related to such stock appreciation right shall not thereafter be available for any further grants under the Plan.

          6.12 No Strict Construction. No rule of strict construction shall be applied against the Company, the plan administrator or any other person in the interpretation of any of the terms of the plan, any option agreement or stock appreciation right agreement or restricted Company Share agreement, any option or stock appreciation right or restricted Company Share granted under the plan or any rule or procedure established by the plan administrator.

          6.13 Choice of Law.  Each option, stock
appreciation right, and restricted Company Share granted under the Plan shall be considered to be a contract under the laws of the State of Wisconsin and, for all purposes, the Plan and each option, stock appreciation right, and restricted Company Share granted under the Plan shall be construed in accordance with and governed by the laws of the State of Wisconsin.

          6.14 Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.


          6.15 Severability. If any provision of the Plan or an option or stock appreciation right or restricted
Company Share agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

                      ARTICLE 7

              Amendment and Termination

          7.1 Amendment. The Board of Directors may amend the Plan from time to time, in its sole discretion, but no amendment shall:

               (a) without a participant's consent
          impair his rights to any option or stock appreciation right or restricted Company Share theretofore granted; or

               (b) without the authorization and
          approval of the Company's stockholders (i) increase the maximum number of Company Shares which may be issued in the aggregate under the Plan, except as provided in Section 6.4, (ii) extend the termination date of the Plan or of any option or stock appreciation right granted under the Plan, or (iii) enlarge the class of employees eligible to receive options or stock appreciation rights or restricted Company
          Shares under the Plan.

          7.2 Termination. The Board of Directors may terminate the Plan at any time with respect to Company
Shares which have not theretofore been granted or for which options have not theretofore been granted. Unless earlier terminated, the Pan will terminate at the close of business on January 31, 1998. Following the termination of the Plan, all options or stock appreciation rights which prior to the Plan termination have not expired, terminated or been exercised or surrendered may be exercised in accordance with their terms and the terms hereof, all restricted Company Shares which have been granted may vest or be forfeited in accordance with the terms of their grant and the terms hereof, and the plan administrator shall continue to have its full powers under the Plan, except with respect to the granting of restricted Company Shares, options or stock appreciation rights under the Plan.



March 15, 1995

VIA ELECTRONIC FILING


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       RE:  Harnischfeger Industries, Inc.
            Registration Statement on S-8
            ------------------------------------

Ladies and Gentlemen:

       Pursuant to Section 6(a) of the Securities Act of
1933, as amended, and in accordance with Regulation S-T, concurrently herewith Harnischfeger Industries, Inc. (the
"Company") is electronically filing with the Securities and Exchange Commission (the "Commission") its Registration
Statement on Form S-8. The Company has previously sent a wire transfer to the account of the Commission in the amount of $11,482.76 representing the applicable filing fee in connection with the Registration Statement.

       The Registration Statement relates to 1,200,000 shares of the Company's Common Stock, par value $1.00 per share, issuable under the Harnischfeger Industries Inc.
1988 Incentive Stock Plan.

       Any communications with respect to the Registration
Statement should be made to K. Thor Lundgren, Executive
Vice President for Law and Government Affairs of the
Company at (414)797-6844 or me at (414)797-6435.

Very truly yours,

/s/ Eric B. Fonstad

Eric B. Fonstad
Senior Corporate Counsel
and Assistant Secretary

cc:    K. Thor Lundgren